EXHIBIT 99.1


                        THE DOE RUN RESOURCES CORPORATION

                                    SUITE 300
                               1801 PARK 270 DRIVE
                               ST. LOUIS, MO 63146

Contact:

Steven C. Balet
MacKenzie Partners, Inc.
(212) 929-5500


FOR IMMEDIATE RELEASE

   Doe Run Resources Announces Extension of Expiration Time of Exchange Offer,
                       Cash Offer and Exchange/Loan Offer

St. Louis, MO: AUGUST 2, 2002 The Doe Run Resources Corporation ("Doe Run") announced today that it is extending the expiration time of its Exchange Offer, Cash Offer and Exchange/Loan Offer made pursuant to its Exchange Offer, Cash Offer, Consent Solicitation and Senior Loan Participation dated June 6, 2002 (as amended and supplemented to date, the "Offering Memorandum") until 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 6, 2002. Doe Run has received overwhelming support for the Offers from holders of its Senior Secured Notes, Senior Notes and Floating Interest Rate Senior Notes ("Floaters"). Although, to the best of Doe Run's knowledge, holders of approximately 95% of Doe Run's aggregate principal amount of Notes outstanding have chosen to participate in the Offers, as of the date hereof, approximately 86% of the aggregate principal amount of Doe Run's Floaters have been tendered for participation in the Offers. Because the minimum tender required for consummation of the Offers is 90% of the aggregate principal amount outstanding of each of the Senior Secured Notes, Senior Notes and Floaters, Doe Run is extending the expiration time of the Offers in order to continue discussions with John Hancock Funds, Triton Partners LLC and Hawkeye Capital, LP concerning the participation by such entities with respect to the Floaters held by such entities. There can be no assurance that Doe Run will be able to consummate the Offers successfully.

      Doe Run notes that its financial performance has continued to decline due to deteriorating market conditions, primarily including lower lead prices. Doe Run has revised its outlook for lead prices for the remainder of its fiscal year ending October 31, 2002, resulting in a decline of the forecasted average annual LME lead price to $.2128 per pound from a forecasted average annual LME lead price of $.2183 per pound set forth in Doe Run's Supplement to the Offering Memorandum dated July 9, 2002. Since a one cent per pound reduction in the price of lead affects Doe Run's annual gross profit margins by approximately $8 million, Doe Run anticipates that its gross profit margins will be adversely affected by these lead price reductions. At this time, Doe Run management has not changed its outlook for pricing for fiscal 2003 and, as a result, has not made changes to its projected operating results for such fiscal year.

      Holders with questions concerning how to participate in the Offers or wishing to obtain copies of the Offering Memorandum, additional Letters of Transmittal or any other documents relating to the various offers should direct all inquiries to the information agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll-free). Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offers.


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      This press release is not an offer to purchase any of the Notes. The offer to purchase Notes and the Offers will only be made in accordance with the Offering Memorandum.

      Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expect," "anticipate," "intend," "believe," "foresee" and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements. Doe Run cautions that there are various important factors that could cause actual events to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated events will occur. Among such factors are: the involvement of Doe Run's secured and unsecured creditors in any restructuring negotiations; competitive pressure in Doe Run's market; business conditions in the mining and lead industry generally; general economic conditions and the risk factors detailed from time to time in Doe Run's periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Doe Run does not undertake to update them in any manner except as may be required by the Securities and Exchange Commission under federal laws.

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